Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of CytoSorbents Corporation (the “Company”) on Form S-8 ( File No. 333-199852, 333-203244, 333-220630, 333-233459 and 333-281624) and Form S-3 (File No. 333-281062 and 333-205806) of our report dated March 29, 2026, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

March 29, 2026